Exhibit No. EX-99(h)(2)

                          ADMINISTRATIVE SERVICES PLAN
                        GARTMORE VARIABLE INSURANCE TRUST
                        (AMENDED, EFFECTIVE MAY 1, 2006)

         Section 1. This Administrative Services Plan (the "Plan") constitutes the administrative services plan for the funds as listed on Exhibit A, as amended from time to time (collectively, the "Funds"), each a series of Gartmore Variable Insurance Trust (the "Trust," formerly known as Nationwide Separate Account Trust), and is adopted upon review and approval by the Board of Trustees of the Trust.

         Section 2. Upon the recommendation of the administrator of the Funds, any officer of the Trust is authorized to execute and deliver, in the name and on behalf of the Fund, written agreements in substantially any other form duly approved by the Board of Trustees of the Trust ("Servicing Agreements") with financial institutions which are shareholders of record or which have a servicing relationship ("Service Organizations") with the beneficial owners of a Fund's shares of beneficial interest ("Shares"). Such Servicing Agreements shall require the Service Organizations to provide administrative support services as set forth therein and as described in a Fund's applicable registration statement to their customers who own of record or beneficially Shares. In consideration for providing such services, a Service Organization will receive a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, and up to the annual rate listed on Exhibit A for each class of Shares owned of record or beneficially by such customers. Any bank, trust company, thrift institution, broker, dealer, broker-dealer, insurance company or other financial institution is eligible to become a Service Organization and to receive fees under this Plan. All expenses incurred by a Fund with respect to its Shares in connection with the Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of Shares of that Fund.

         Section 3. So long as this Plan is in effect, the administrator shall provide to a Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

         Section 4. The Plan shall not take effect with respect to the Shares of a Fund until it has been approved, together with the form of the Servicing Agreements, by a vote of a majority of the Trustees who are not "interested persons" of that Fund (as defined in the Investment Company Act of 1940) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan or such Servicing Agreement; provided, however, that the Plan is not implemented prior to the effective date of the post-effective amendment to a Fund's registration statement describing the Plan and its implementation with respect to that Fund.

         Section 5. Unless sooner terminated, this Plan shall continue until February 27, 2007, and thereafter, shall continue automatically for successive annual periods provided


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                                                      Exhibit No. EX-99(h)(2)(a)

such continuance is approved at least annually by a majority of the Board of Trustees, including a majority of the Disinterested Trustees.

         Section 6. This Plan may be amended at any time with respect to a Fund by the Board of Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

         Section 7. This Plan is terminable at any time with respect to a Fund by vote of a majority of the Disinterested Trustees.

         Section 8. While this Plan is in effect, the selection and nomination of those Disinterested Trustees shall be committed to the discretion of the Disinterested Trustees of the Trust.

         Section 9. This Plan has been adopted as of May 2, 2005, as subsequently amended effective May 1, 2006.

         Section 10. The Trust is a statutory trust formed under the laws of the State of Delaware and under an Agreement and Declaration of Trust, as from time to time amended or restated, to which reference is hereby made.



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                        GARTMORE VARIABLE INSURANCE TRUST
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A
                         AMENDED, effective May 1, 2006

NAME OF FUND
------------
Gartmore GVIT Nationwide Fund (formerly Gartmore GVIT Total Return Fund) Gartmore GVIT Growth Fund (formerly Capital Appreciation Fund)
Gartmore GVIT Government Bond Fund (formerly Government Bond Fund)
Gartmore GVIT Money Market Fund (formerly Money Market Fund)
Gartmore GVIT Money Market Fund II (formerly Money Market Fund II)
GVIT Small Company Fund (formerly Nationwide Small Company Fund)
J.P. Morgan GVIT Balanced Fund (formerly Nationwide Balanced Fund and
  J.P. Morgan NSAT Balanced Fund)
Van Kampen GVIT Comstock Value Fund (formerly Comstock GVIT Value Fund and
  Federated GVIT Equity Income Fund) (name change approved March 11, 2005) Gartmore GVIT Worldwide Leaders Fund (formerly Nationwide Global Equity Fund and
  Nationwide Global 50 Fund)
Federated GVIT High Income Bond Fund (formerly Nationwide High Income Bond Fund and Federated NSAT High Income Bond Fund)
Van Kampen GVIT Multi Sector Bond Fund (formerly Nationwide Multi Sector Bond
  Fund, MAS NSAT Multi Sector Bond Fund and MAS GVIT Multi Sector Bond Fund) GVIT Small Cap Value Fund (formerly Nationwide Small Cap Value Fund)
GVIT Mid Cap Index Fund (formerly Dreyfus GVIT Mid Cap Index Fund and Nationwide
  Mid Cap Index Fund and Dreyfus NSAT Mid Cap Index Fund)
GVIT Small Cap Growth Fund (formerly Nationwide Select Advisers Small Cap Growth
  Fund and Nationwide Small Cap Growth Fund)
Gartmore GVIT Mid Cap Growth Fund (formerly Nationwide Strategic Growth Fund,
  Strong NSAT Mid Cap Growth Fund and Strong GVIT Mid Cap Growth Fund)
Gartmore GVIT Global Technology and Communications Fund (formerly Nationwide
  Global Technology and Communications Fund II and Gartmore NSAT Global Technology and Communications Fund)
Gartmore GVIT Global Health Sciences Fund (formerly Nationwide Global Life
  Sciences Fund II and Gartmore NSAT Global Health Sciences Fund)
Gartmore GVIT Emerging Markets Fund (formerly Gartmore NSAT Emerging Markets
  Fund)
Gartmore GVIT International Growth Fund (formerly Gartmore NSAT International
  Growth Fund)
Gartmore GVIT U.S. Growth Leaders Fund (formerly Gartmore GVIT U.S. Leaders
  Fund)
Gartmore GVIT Global Financial Services Fund
Gartmore GVIT Global Utilities Fund

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                        GARTMORE VARIABLE INSURANCE TRUST
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A
                         AMENDED, effective May 1, 2006

Gartmore GVIT Investor Destinations Aggressive Fund (formerly NSAT Investor
  Destinations Aggressive Fund)
Gartmore GVIT Investor Destinations Moderately Aggressive Fund (formerly NSAT
  Investor Destinations Moderately Aggressive Fund)
Gartmore GVIT Investor Destinations Moderate Fund (formerly NSAT Investor
  Destinations Moderate Fund)
Gartmore GVIT Investor Destinations Moderately Conservative Fund (formerly NSAT
  Investor Destinations Moderately Conservative Fund)
Gartmore GVIT Investor Destinations Conservative Fund (formerly NSAT Investor
  Destinations Conservative Fund)
GVIT International Value Fund (formerly Dreyfus GVIT International Value Fund) GVIT S&P 500 Index Fund
Gartmore GVIT Developing Markets Fund
American Funds GVIT Growth Fund
American Funds GVIT Global Growth Fund
American Funds Asset Allocation Fund
American Funds GVIT Bond Fund
GVIT Bond Index Fund
GVIT International Index Fund
GVIT Small Cap Index Fund
GVIT Enhanced Income Fund

Each Fund shall pay amounts not exceeding on an annual basis a maximum amount (for those Funds which have Class designations) of:

     - 25 basis points (0.25%) of the average daily net assets of the Class I, Class II, Class III, Class VI, Class VII, or Class VIII shares of a Fund
     - 20 basis points (0.20%) of the average daily net assets of the Class IV shares of a Fund
     - 10 basis points (0.10%) of the average daily net assets of the Class V shares of a Fund.
     - 0 basis points (0.00%) of the average daily net assets of the Class ID shares of a Fund.

The amount to be paid by each Class will be a Class expense.

For those Funds whose shares are not designated by Class, each Fund shall pay amounts not exceeding on an annual basis a maximum amount of 25 basis points (0.25%) of the average daily net assets of the total shares of each Fund.